Exhibit 21.1

LANDMARK INFRASTRUCTURE PARTNERS LP

List of Subsidiaries

Name

2019-1 Co-Guarantor LLC

2019-1 TRS LLC

Beam Sign Pty Ltd

Big Bertha Pty Ltd

BF – LMRK JV LLC

Landmark Acquisitions ULC

Landmark Canada Holding Company Ltd.

Landmark Infrastructure Asset OpCo II LLC

Landmark Infrastructure Asset OpCo LLC

Landmark Infrastructure Energy Canada Inc.

Landmark Infrastructure Finance Corp.

Landmark Infrastructure Inc.

Landmark Infrastructure OpCo-R LLC

Landmark Infrastructure Operating Company LLC

Landmark Infrastructure REIT LLC

Landmark Infrastructure REITCO LLC

Landmark Infrastructure REITCO II LLC

Landmark Infrastructure REITCO III LLC

Landmark Infrastructure Telecom Canada Inc.
Landmark PR Acquisition Company LLC

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

LD Acquisition Company 7 LLC

LD Acquisition Company 8 LLC

LD Acquisition Company 9 LLC

LD Acquisition Company 10 LLC

LD Acquisition Company 11 LLC

LD Acquisition Company 12 LLC

LD FG Telecom LLC

LD FlexGrid Dallas LLC

LD Sixth Street LLC

LD Tall Wall I LLC

LD Tall Wall II LLC

LD Tall Wall III LLC

LDC Asset OpCo PTY Limited

LDC OpCo Acquisition Company PTY Limited

LDC OpCo Holding Company PTY Limited

LMRK DI CAN-RO Holdings Ltd.

LMRK DI Propco LLC

LMRK DI Propco CAN-BO LLC

LMRK Guarantor Co III LLC

LMRK Guarantor Co SO LLC

LMRK Guarantor Co. 2 LLC

LMRK Guarantor Co. LLC

LMRK Issuer Co III LLC

LMRK Issuer Co. 2 LLC

LMRK Issuer Co. LLC

LMRK PropCo LLC

LMRK Propco 3 LLC

LMRK PropCo SO LLC

McCrary Holdings I, LLC

MD7 Capital Three, LLC

MD7 Funding One, LLC

RE Astoria LandCo LLC

RE Garland A LandCo LLC

RE Garland LandCo LLC

RE Mustang LandCo LLC

RE SO LandCo LLC

Verus Management Two, LLC